Exhibit 5.1

 The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
Telephone (212) 907-6457
Facsimile: (212) 208-4657

April 21, 2015

The Board of Directors of XRpro Sciences, Inc.

One Kendall Square, Suite B2002

Cambridge, Massachusetts 33331

Re: Registration Statement on Form S-1

Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (the "Registration Statement") filed by XRpro Sciences, Inc., a Delaware corporation (the "Company"), that is intended to register under the Securities Act of 1933, as amended (the "Securities Act"), 2,069,525 shares of the Company's Common Stock (the "Shares") consisting of 1,555,602 shares of Common Stock, 388,923 shares of Common Stock issuable upon exercise of warrants (the “Warrant Shares”) and  125,000 shares of Common Stock (the “Consultant Shares”) are issuable upon exercise of warrants and options.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based on the foregoing, we are of the opinion that when the Registration Statement has been declared effective by the order of the Securities and Exchange Commission and under Delaware law, the Shares, the Warrant Shares and the Consultant Shares have been duly authorized and, the Warrant Shares and Consultant Shares when  issued upon conversion and/or exercise, and sold in the manner contemplated by and upon the terms and conditions set forth in the applicable warrants and options, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof.

Very truly yours,

/s/ Gracin & Marlow, LLP
Gracin & Marlow, LLP